Exhibit 10.2

Execution Version

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of August 29, 2023 (“Effective Date”), is by and among Patterson-UTI Energy, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined below) party hereto, the L/C Issuers (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as an L/C Issuer, and as the swing line lender under the Credit Agreement referred to below (in such capacity, the “Swing Line Lender”).

RECITALS

A. Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018, among the Borrower, the Administrative Agent, the issuers of letters of credit party thereto from time to time (the “L/C Issuers”), the Swing Line Lender and the financial institutions party thereto from time to time as lenders (the “Lenders”), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 26, 2019, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 27, 2020 and that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 9, 2022 (as so amended and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

B. Pursuant to that certain Agreement and Plan of Merger dated as of July 3, 2023, among the Borrower, PJ Merger Sub Inc., PJ Second Merger Sub LLC, BEP Diamond Holdings Corp. (“Ulterra”), and BEP Diamond Topco L.P., the Borrower has acquired all of the issued and outstanding Equity Interests in Ulterra through a series of mergers. Ulterra is the obligor and account party with respect to certain letters of credit issued by Wells Fargo Bank, National Association prior to Ulterra becoming a wholly-owned subsidiary of the Borrower (as such letters of credit are more fully described in Schedule 1.01B attached hereto (the “Ulterra LCs”). The Borrower has requested that the parties to the Credit Agreement deem the Ulterra LCs to be issued and outstanding under the Credit Agreement, in each case, to the extent and subject to the terms set forth herein.

C. Additionally, U.S. Bank National Association (“US Bank”) and HSBC Bank USA, National Association (collectively, the “Extending Lenders” and each individually, an “Extending Lender”) have agreed to extend the Maturity Date applicable to all or a portion of their respective Commitments as more particularly set forth herein.

D. In connection with the above, the Borrower has requested that the Lenders and L/C Issuers make certain amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; Interpretation and Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the respective meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Consent to Extension of Maturity Date.

(a) Upon the effectiveness of this Agreement pursuant to Section 5 below, the Maturity Date of all or a portion of the Commitments of the Extending Lenders is hereby extended to March 27, 2026, as set forth on Schedule 2.01 hereto, which shall constitute an amendment and restatement of Schedule 2.01 to the Credit Agreement. The Maturity Date with respect to the Commitments of each other Lender shall remain unchanged as set forth on such amended and restated Schedule 2.01 to the Credit Agreement. The extension of the Maturity Date by the Extending Lenders as set forth in this Section 2 shall be effective as of the Effective Date.

(b) Notwithstanding anything herein or in the Credit Agreement to the contrary, (i) the extension of the Maturity Date set forth in this Section 2 shall not constitute an exercise by the Borrower of its right to extend the Maturity Date pursuant to Section 2.17 of the Credit Agreement, and following the Effective Date, the Borrower shall continue to have the right to request two one-year extensions of the Maturity Date as described in Section 2.17 of the Credit Agreement, (ii) the Maturity Date applicable to the portion of US Bank’s Commitment that is not being extended to March 27, 2026 pursuant hereto shall continue to have the Present Maturity Date in effect prior to the Effective Date unless amended after the Effective Date pursuant to the terms of the Credit Agreement, and (iii) each Extending Lender agrees that, on each Present Maturity Date to occur prior to its extended Maturity Date, such Extending Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related L/C Obligations, and each Swing Line Loan equal to such Extending Lender’s Applicable Percentage thereof after giving effect to the elimination of the Commitments expiring on such Present Maturity Date.

Section 3. Amendments to Credit Agreement.

(a) The Credit Agreement (other than the Exhibits and Schedules thereto unless otherwise expressly set forth in this Section 3) is hereby amended as follows:

(1) Section 1.01 (Defined Terms) is hereby amended to add the following as new defined terms in alphabetical order therein:

“Amendment No. 4 Effective Date” means August 29, 2023.

“Term Loan Credit Document” means the “Loan Documents” as described and defined in that certain Term Loan Agreement, dated as of August 29, 2023, among the Borrower, as borrower, Wells Fargo, as administrative agent and a lender, and the other lenders party thereto, as amended, restated, amended and restated, or otherwise modified from time to time.

“Ulterra Letters of Credit” means those certain Letters of Credit that are outstanding on the Amendment No. 4 Effective Date and listed on Schedule 1.01B.

(2) Section 1.01 (Defined Terms) is hereby amended to amend and restate the following defined terms in their entirety:

“Fee Letters” means (a) the letter agreement, dated February 27, 2018, among the Borrower, Wells Fargo Bank and Wells Fargo Securities, LLC, (b) the letter agreement, dated February 27, 2018, between the Borrower and The Bank of Nova Scotia, (c) the letter agreement, dated February 27, 2018 between the Borrower and U.S. Bank National Association, (d) the letter agreement, dated October 17, 2022, among the Borrower, Wells Fargo Bank and Wells Fargo Securities, LLC, and (e) the letter agreement, dated August 29, 2023 between the Borrower and the Administrative Agent.

“Guaranty” means any Guaranty made by the Guarantors in favor of the Administrative Agent for the benefit of itself and the Lenders, substantially in the form of Exhibit E but including a waiver by the Guarantors party thereto substantially consistent with Section 10.04(d), and such additional guaranty agreements Guaranteeing the Obligations as may hereafter be executed.

“Letter of Credit” means any letter of credit issued or deemed issued hereunder and shall include the Existing Letters of Credit and the Ulterra Letters of Credit. A Letter of Credit may be a standby letter of credit or a commercial letter of credit.

“Maturity Date” means the earlier of (a) with respect to each Lender, the maturity date as indicated on Schedule 2.01, as amended from time to time as provided herein, and (b) the earlier termination in whole of the Commitments pursuant to Section 2.06(a) or Section 8.02.

(3) Section 2.03(a) (The Letter of Credit Commitment) is hereby amended by replacing each reference to “…for the account of the Borrower…” with a reference to “…for the account of the Borrower or any Subsidiary….”

(4) Section 2.03(a) (The Letter of Credit Commitment) is hereby further amended to add the following sentence to the end of clause (i):

All Ulterra Letters of Credit shall be deemed to have been issued pursuant hereto on the Amendment No. 4 Effective Date, and from and after the Amendment No. 4 Effective Date shall be subject to and governed by the terms and conditions hereof.

(5) Section 2.03(b) (Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit) is hereby amended to revise the parenthetical in clause (ii) that reads “(including, for the avoidance of doubt, the deemed issuance of any Existing Letter of Credit”) so that it reads “(including, for the avoidance of doubt, the deemed issuance of any Existing Letter of Credit and any Ulterra Letter of Credit)”.

(6) Section 2.03(n) (Letter of Credit Issued for Subsidiaries) is hereby amended and restated to read as follows:

(n) Letter of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued, deemed issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance or deemed issuance of Letters of Credit for the account of Subsidiaries (and in the case of the Ulterra Letters of Credit, including the account party thereto that subsequently became a Subsidiary) inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(7) Section 2.17 (Extension of Maturity Date) is hereby amended to add the following new clause (f) to the end thereof:

(f) Upon the occurrence of each Present Maturity Date, the Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect the termination of any Non-Consenting Lender’s Commitment on such Present Maturity Date.

(8) The last paragraph of Section 4.02 (Conditions to all Credit Extensions) is hereby amended and restated to read as follows:

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) - (c) and Section 4.02(e) have been satisfied on and as of the date of the applicable Credit Extension.

(9) Section 7.01(h) (Liens) is hereby amended and restated to read as follows:

(h) (i) Liens securing purchase money obligations of the Borrower or Subsidiaries of the Borrower, for fixed or capital assets acquired after the Closing Date, or capital lease obligations or Off-Balance Sheet Liabilities of the Borrower or Subsidiaries of the Borrower, provided that, with respect to Liens securing such purchase money, Off-Balance Sheet Liabilities or capital lease obligations, (A) such Liens do not at any time encumber any property other than the property financed or leased by such Indebtedness, (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (C) such Liens attach to such property concurrently with or within 90 days after the acquisition thereof, and (ii) Liens securing any refinancing of such Indebtedness, provided that such Liens do not extend to additional property and the amount of the Indebtedness is not increased; and provided further that the aggregate outstanding principal amount of such Indebtedness described in this clause (h) shall not exceed $50,000,000 at any time;

(10) Section 7.03 (Indebtedness of Subsidiaries) is hereby amended and restated to read as follows:

7.03 Indebtedness of Subsidiaries. The Borrower shall not permit any Non-Guarantor Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) subject to the terms and conditions set forth in Section 7.01(b), Indebtedness secured by Liens permitted by Section 7.01(b), (ii) subject to the terms and conditions set forth in Section 7.01(h), purchase money Indebtedness, Off-Balance Sheet Liabilities or capital lease obligations secured by Liens permitted by Section 7.01(h) and (iii) to the extent constituting Indebtedness and subject to the terms and conditions set forth in Sections 7.01(e), (f) or (l), as applicable, such Indebtedness secured by Liens permitted by Sections 7.01(e), (f) or (l), as applicable;

(b) unsecured Indebtedness owed by any Subsidiary to the Borrower or to another Subsidiary;

(c) (i) subject to the terms and conditions set forth in Section 7.01(k), Indebtedness secured by Liens permitted by Section 7.01(k), and (ii) unsecured Indebtedness existing at the time of acquisition or purchase, including by way of merger, by the Borrower or any of its Subsidiaries of any business entity, so long as such Indebtedness was not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that at the time of the assumption of such Indebtedness or the acquisition or purchase of such business entity and after giving effect thereto, no Default or Event of Default would exist; and

(d) Indebtedness not otherwise permitted by this Section 7.03 and incurred and outstanding under this clause (d) after giving effect thereto; provided, that the aggregate outstanding principal amount of Priority Debt shall not exceed, at the time of incurrence, assumption or creation of such Indebtedness under this clause (d), the greater of (x) $500,000,000 and (y) 15% of Consolidated Net Tangible Assets.

(11) Section 7.08 (Burdensome Agreements) is hereby amended and restated to read as follows:

7.08 Burdensome Agreements. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any Term Loan Credit Document) that limits the ability of any Subsidiary to pay dividends or make other payments or distributions to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, except restrictions that could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due.

(12) Section 10.04(a) (Costs and Expenses) is hereby amended to replace the proviso in the parenthetical in clause (i) to read as follows: “(provided that the Borrower shall only be required to pay the reasonable and documented fees, charges and disbursements of a single outside counsel to the Administrative Agent and the Lenders, taken as a whole (which as of the Closing Date is Bracewell LLP))”.

(13) Section 10.04(b) (Indemnification by the Borrower) is hereby amended to replace the language that reads “(including the reasonable fees, charges and disbursements of any counsel for any Indemnitee)” with the following: “(but limited, in the case of legal fees and expenses of the Indemnitees, to the reasonable and documented fees, charges and disbursements of a single firm serving as counsel (and, if necessary, a single firm serving as local counsel in each appropriate jurisdiction) for all such Indemnitees, taken as a whole (and in the case of an actual or perceived conflict of interest, one additional firm for the affected Indemnitees similarly situated and taken as a whole (and, if necessary, a single firm serving as local counsel in each appropriate jurisdiction for the affected Indemnitees similarly situated and taken as a whole)))”.

(14) Section 10.04(b) (Indemnification by the Borrower) is hereby further amended to add a comma between “negotiation” and “execution” in clause (i) of such Section.

(15) Section 10.04(d) (Waiver of Consequential Damages, Etc.) is hereby amended to replace the language that reads “To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability,” with the following: “To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any Loan Party, on any theory of liability,”.

(16) Section 10.06(c) (Register) is hereby amended to replace the language that reads “The Register shall be available for inspection by each of the Borrower and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice.” with the following: “The Register shall be available for inspection by each of the Borrower, the L/C Issuers, and each Lender (but only to the extent of entries in the Register that are applicable to such Lender) at any reasonable time and from time to time upon reasonable prior notice.”.

(b) The Credit Agreement is hereby amended to add Schedule 1.01B attached hereto as a new Schedule thereto.

(c) Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.

Section 4. Borrower’s Representations and Warranties. The Borrower acknowledges, represents, warrants and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality is true and correct in all respects as of the applicable date), and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement; (b) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required to be made or obtained by it in connection with its execution, delivery, performance, validity and enforceability of this Agreement; (e) no Defaults or Events of Default shall have occurred and be continuing; and (f) since the date of the financial statements most recently delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:

(a) the receipt by the Administrative Agent of original counterparts of this Agreement executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, and Lenders constituting Required Lenders, which shall include all Extending Lenders;

(b) the receipt by the Administrative Agent of a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that (i) the extension of the Maturity Date set forth in Section 2 is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) before and after giving effect to such extension, (A) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on and as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, and (B) no Defaults or Events of Default shall have occurred and be continuing;

(c) the receipt by the Administrative Agent of the fee letter dated as of August 29, 2023 between the Borrower and the Administrative Agent (the “Amendment No. 4 Fee Letter”), and the payment in full of all fees required to be paid by the Amendment No. 4 Fee Letter as of or on the Effective Date;

(d) evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of all the fees and expenses required to be paid as of or on the Effective Date by Section 10.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date; and

(e) a customary opinion of Gibson, Dunn & Crutcher, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the enforceability of this Agreement and the other matters reasonably requested by the Administrative Agent.

Section 6. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on the date hereof and after giving effect to this Agreement, all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Administrative Agent, each L/C Issuer, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, each L/C Issuer or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, each L/C Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(b) The Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agree that its liabilities and obligations under the Credit Agreement, as amended hereby are not impaired in any respect by this Agreement.

(c) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(d) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or other electronic imaging means, and all such signatures shall be effective as originals.

Section 8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 9. Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, (a) the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided that, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender shall retain all rights arising under applicable federal law.

Section 11. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.

BORROWER:

PATTERSON-UTI ENERGY, INC.

By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

ADMINISTRATIVE AGENT/LENDER/L/C ISSUER/SWING LINE LENDER:

WELLS FARGO BANK, N.A.,
as the Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Michael Janak
Name:	Michael Janak
Title:	Managing Director

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender and an L/C Issuer

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

U.S. BANK NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ Luke S. Fernie
Name:	Luke S. Fernie
Title:	Vice President

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Michael Sharp
Name:	Michael Sharp
Title:	Authorized Signatory

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Neal Osborn
Name:	Neal Osborn
Title:	Authorized Signatory

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

BOKF, NA DBA BANK OF TEXAS, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

COMERICA BANK, as a Lender

By:	/s/ Kenneth Foster
Name:	Kenneth Foster
Title:	V.P. Middle Market

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Alberto Caudillo
Name:	Alberto Caudillo
Title:	Sr. Relationship Manager
Officer ID: 23427

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement

Patterson-UTI Energy, Inc.

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Initial Applicable Percentage	Maturity Date
Wells Fargo Bank, National Association	$98,333,333.34	16.388888890%	March 27, 2026
The Bank of Nova Scotia, Houston Branch	$98,333,333.33	16.388888888%	March 27, 2026
U.S. Bank National Association	$50,000,000.00	8.333333333%	March 27, 2026
U.S. Bank National Association	$48,333,333.33	8.055555555%	March 27, 2025
Royal Bank of Canada	$75,000,000.00	12.500000000%	March 27, 2026
Bank of America, N.A.	$50,000,000.00	8.333333333%	March 27, 2024
Goldman Sachs Bank USA	$50,000,000.00	8.333333333%	March 27, 2026
BOKF, NA dba Bank of Texas	$35,000,000.00	5.833333333%	March 27, 2026
Comerica Bank	$35,000,000.00	5.833333333%	March 27, 2026
HSBC Bank USA, National Association	$35,000,000.00	5.833333333%	March 27, 2026
Zions Bancorporation, N.A. dba Amegy Bank	$25,000,000.00	4.166666667%	March 27, 2026
Total	$600,000,000.00	100.000000000%	—